NUMBER: 446131
BRITISH COLUMBIA

CERTIFICATE

OF

CHANGE OF NAME

COMPANY ACT

I Hereby Certify that

ORINOCO GOLD INC.

has this day changed its name to

ACTIVE ASSETS & ASSOCIATES INC.

Issued under my hand at Victoria, British Columbia on September 16, 1999 JOHN S. POWELL Registrar of Companies PROVINCE OF BRITISH COLUMBIA CANADA